Exhibit 99.1

Howard Hughes Spinoff of Seaport Entertainment

HOWARD HUGHES Forward-Looking Statements Statements made in this presentation that are not historical facts, including statements accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression and other words of similar expression, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this presentation and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In this presentation, forward-looking statements include, but are not limited to, expectations about whether HHH will complete plans for a spinoff of Seaport Entertainment Group Inc. on a tax-free basis and on the timing anticipated or at all; whether Seaport Entertainment Group Inc. will launch a rights offering and whether any such rights offering and associated backstop will be completed with the anticipated proceeds or at all; whether HHH will experience the expected positive economic benefit of the estimated NOLs (as defined below) and/or the net economic benefit in the amount anticipated or at all; whether the intended tax treatment of the proposed transactions and certain other restructuring steps undertaken in connection with the proposed transactions is respected; our ability to fully utilize certain tax assets in the event of a change of control and any resulting loss of or decrease to related cash flow benefits; whether cash historically used to fund Seaport and now used to fund new developments will result in the anticipated yield on cost and the accuracy of our 2024 condo sales revenue guidance, our 2024 gross margins guidance, 2024 EBT guidance and the related assumptions for each disclosed in our earnings release for the fiscal quarter ended March 31, 2024, as furnished with the Securities and Exchange Commission on May 8, 2024, as well as other risks and uncertainties related to the proposed transactions. We caution you not to place undue reliance on the forward-looking statements contained in this presentation and do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this presentation except as required by law. This presentation is intended for the information of HHH stockholders. It does not constitute an offer to sell or the solicitation of an offer to buy any securities, including any securities that may be offered by Seaport Entertainment Group Inc. Any potential future securities offering will be made pursuant to an effective registration statement under the Securities Act of 1933, as amended or an exemption from such act’s registration requirement. 2

HOWARD HUGHES Spinoff Overview Howard Hughes Holdings Inc. (“Howard Hughes” or “HHH”) plans a pro rata distribution of the shares of Seaport Entertainment Group Inc. (“Seaport Entertainment” or “SEG”) to its stockholders in a distribution intended to be tax-free to HHH stockholders for U.S. federal income tax purposes (the “Transaction”)(1) SEG is expected to be a separate, publicly-traded company that will own and operate HHH’s entertainment-related assets primarily in New York and Las Vegas, including: The Seaport in Lower Manhattan The 250 Water Street development site The Las Vegas Aviators Triple-A baseball team and the Las Vegas Ballpark A 25% minority interest in Jean-Georges Restaurants and other partnerships An interest in and to 80% of the air rights above the Fashion Show mall In connection with the proposed spinoff, HHH is expected to contribute approximately $25 million of cash, paydown the 250 Water Street loan by $51 million net, incur certain transaction costs, make available to SEG a $5 million revolver for a limited time, and enter into a transition services agreement HHH is expected to have a positive economic benefit, with an estimated $120 million of net operating losses (“NOLs”) and no longer covering potential Seaport losses(2) SEG is expected to have its own management team and board of directors In addition, following the spinoff, SEG is expected to launch a $175 million rights offering that is expected to include a backstop provided by investment funds managed by Pershing Square Capital Management, L.P. Transaction Details Timing The spinoff does not require a stockholder vote and is expected to occur in Q3 2024 3 (1) Except for cash received in lieu of fractional shares. (2) This estimate of this benefit involves uncertainties in the application of complex tax laws and regulations, which are subject to change, as well as projections as to the values of our assets and our future revenues, expenses and operations. See Forward-Looking Statements.

HOWARD HUGHES Seaport Entertainment at a Glance The Seaport – 478K+ Square Feet of Entertainment, Restaurant, Retail, and Unique Office Space 10K Capacity Ballpark in Downtown Summerlin, NV 25% Interest in Jean-Georges Restaurants An Interest in and to 80% of the Air Rights Above the Fashion Show Mall in Las Vegas The Las Vegas Aviators Minor League Baseball Team 4 SEG is contemplated to consist of a collection of thematically similar but differentiated businesses 250 Water Street Mixed-Use Development Site 547K Zoning Square Feet

HOWARD HUGHES Spinoff Strategic Rationale The spinoff is expected to create two separately traded, public companies with distinct asset bases and business plans, redefining HHH as a pure-play real estate company focused on master planned communities and allowing SEG to operate independently as an entertainment-focused enterprise 5 Allows HHH to focus on its core portfolio of MPCs • HHH’s management team can focus on operating one of the nation’s largest portfolios of master planned communities spanning over 101,000 gross acres as well as the company’s operating assets and strategic developments • HHH will continue to own, manage, and develop commercial, residential, and mixed-use real estate throughout the U.S. Premier Developer of Large-Scale Master Planned Communities (“MPCs”) Allows Seaport Entertainment to focus on its entertainment portfolio and investment strategy • SEG’s management team can focus on unlocking the potential value embedded in its existing portfolio • SEG’s strategic plan to acquire entertainment related physical and/or operational assets across geographic markets in both mixed-use communities and bespoke one-off locations differs from the strategic plan of HHH Formed to own, operate, develop and capitalize on a unique collection of assets positioned at the intersection of entertainment and real estate Financial Flexibility • Both HHH and SEG expect ample liquidity to provide the financial stability and flexibility to invest in and grow their platforms Organizational Efficiency • Provides each company with a separate dedicated and experienced management team positioned to seek enhanced efficiencies across each organization, coupled with dedicated focus and attention to their respective assets, which should better position each company to achieve its financial and commercial goals Clarity for the Investment Community • Provides existing and potential investors with greater transparency and better highlights the tailored investment opportunities presented by each of HHH and SEG Long-Term Growth • Allows each company to execute on its long-term value creation and growth strategies, executing on transactions and seeking partnerships that are specific to their respective business models Mutually Beneficial for Both Companies

HOWARD HUGHES Pro Forma Howard Hughes at a Glance Unique, Self-Funding Business Model With Three Interrelated Business Segments 6 Master Planned Communities 7 large-scale, long-term communities with 35K acres of remaining raw land in proximity to major employment centers with integrated amenities Ability to manage cash flow by calibrating pricing, timing and development spend Increase in residents drives demand for operating assets Land sales provide equity and cash flow for strategic developments Residential & Commercial Land Bank Operating Assets Consistent and growing stream of operating income from office, multi-family, and retail assets Steady cash flow stream to support existing operations, repay debt and fund growth initiatives Commercial amenities increase demand and land prices for MPCs Positioned to benefit from continued maturing of MPCs with increasing margins High-Quality, Diversified Real Estate Portfolio Strategic Developments Proven track record of creating value and managing risk Completed developments grow operating portfolio New developments unlock the value embedded in HHH’s raw land bank Projects Under Construction

HOWARD HUGHES 40% 44% 11% 5% $1,024M Office (SF) 6,942K 184K 6,758K Multi-family (Units) 5,876 21 5,855 Retail (SF) 2,725K 294K 2,431K Pro Forma Howard Hughes’ Business Segments HHH SEG Pro Forma HHH Operating Assets Portfolio Mix(3) (As of 3/31/2024) Revenue (FY 2023) Operating Assets MPC Strategic Developments Seaport Entertainment (1) Includes revenue from Las Vegas Aviators and Ballpark. (2) Excludes the Aviators, Las Vegas Ballpark, and Fashion Show Mall Air Rights. (3) Excludes Hughes Landing Daycare, Woodlands Sarofim, The Woodlands Warehouse, and certain other assets. (4) Includes 5.5K square feet of commercial space at 85 South Street. (5) Retail square footage excludes 382K square feet of anchor space in Downtown Summerlin but includes 164K square feet of retail space under multi-family properties in The Woodlands and Downtown Columbia. 7 $116M The spinoff will reduce Howard Hughes’ near-term capital costs and future development spend, creating more cash flow generation (1) (2) (2) (2)(4) 45% 49% 6% $908M (2) (2) (5) (4)

Pro Forma Balance Sheet

HHH has strong liquidity, manageable near-term maturities, and financial flexibility to execute its business plan

Capitalization

(In millions)	As of 3/31/2024	Adj.	Pro Forma
Equity Market Capitalization [(1)]	**$3,346**		**$3,346**
Secured Mortgages, Notes, and Loans	2,946	($158) [(2)]	$2,788
Unsecured Notes	2,050		2,050
Secured Joint Venture Debt (Unconsolidated)	144		144
Special Improvement District Bonds	65		65
Condominium Financing	377		377
Total Debt	**$5,582**		**$5,424**
Less: Cash & Cash Equivalents	(489) [(3)]	91 [(4)]	(398)
Less: Special Improvement District, Municipal Utility District, and TIF Receivables	(663)		(663)
Net Debt	**$4,430**		**$4,362**
Total Enterprise Value	**$7,776**		**$7,709**
Net Debt / Total Enterprise Value	**57.0%**		**56.6%**

Consolidated Debt Profile (Pro Forma for Spin)

5.7%
Wtd. Avg. Interest Rate

85%
of debt due in 2026 or later



Floating 20%
Capped 8%
Swapped 5%
Fixed 67%

Consolidated Debt Maturity Schedule (Pro Forma for Spin)[(5)]

(In millions)



Mortgage, Notes, and Loans Payable
Condo Construction Loans
~$246M for the Victoria Place construction loan and ~$9M in scheduled principal payments
~$92M for the Park Ward Village and Ulana construction loans
$255
$9
$246
$546
$871
$92
$779
$300
$833
$2,474
2024
2025
2026
2027
2028
Thereafter

(1) Based on shares outstanding of 50.3M as of 5/22/2024 and share price of $66.58 as of 5/22/2024.
(2) Includes $115.0M 250 Water Street loan and $43.0M Las Vegas Ballpark loan.
(3) Includes $26.6M cash and cash equivalents of unconsolidated ventures at share.
(4) Includes the contribution of $25.4M of cash by HHH to SEG prior to the separation and distribution pursuant to the terms of the Separation Agreement, the paydown of the 250 Water Street loan from $115.0M to $61.3M, $25.0M of transactions costs paid by HHH, and is net of $10.0M third-party preferred equity proceeds received by HHH and $3.1M return of cash collateral.
(5) Excludes unconsolidated JV debt.

HOWARD HUGHES
8

HOWARD HUGHES Source: HHH company filings. (1) $91M includes a $51M net paydown of the 250 Water Street loan, $25M of cash to SEG, and $25M of transaction costs, offset by $10M of proceeds to HHH from the sale of third-party preferred equity in a subsidiary expected to be contributed to SEG. (2) Midpoint of HHH’s 2024 condo sales revenue guidance range of $675M to $725M. (3) Midpoint of HHH’s 2024 gross margins guidance range of 28% to 30%. (4) Midpoint of HHH’s 2024 MPC EBT guidance range of $291M to $308M. (5) Current U.S. federal corporate income tax rate. Tanager Echo Dev. Cost: $87M YOC: 7% HHH Net Economic Benefit $120M HHH Estimated Cash Tax Savings HHH Cash Contribution to SEG(1) ($91M) HHH Net Economic Benefit $29M Cash flow historically used to fund Seaport can now be used for new developments 60% Loan-to-Cost $55M 2023 Seaport cash shortfall covered by HHH Illustrative Examples for Use of NOLs Condo Sales Master Planned Communities EBT 2024 Estimated Condo Sales(2) $700M Estimated Gross Profit %(3) 29% Estimated Gross Profit $203M Tax Rate %(5) 21% Estimated Tax Savings $43M